Exhibit 5.1

March 10, 2015

Board of Directors

World Moto, Inc.

131 Thailand Science Park INC-1 #214

Phahonyothin Road, Klong1, Klong Luang

Pathumthani 12120

Thailand

Re: Opinion of Counsel for Registration Statement on Form S-1

To Whom It May Concern:

We act as counsel to World Moto, Inc., a Nevada corporation (the “Company”), in connection with the registration of 236,710,355 shares of the Company’s common stock (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), of which up to: (a) 29,787,588 shares of common stock are issuable upon the conversion of the principal amount of the convertible debenture, dated April 4, 2014, issued to Dominion Capital LLC (the “Initial Dominion Debenture”), (b) 9,334,550 shares of common stock are issuable upon the conversion of interest accrued under the Initial Dominion Debenture, (c) 77,787,920 shares of common stock are issuable upon the conversion of the principal amount of the convertible debenture, dated December 11, 2014, issued to Dominion Capital LLC (the “Subsequent Dominion Debenture”), (d) 9,334,550 shares of common stock are issuable upon the conversion of interest accrued under the Subsequent Dominion Debenture, (e) 18,296,752 shares of common stock are issuable upon the conversion of the principal amount of the convertible debenture, dated December 11, 2014, issued to Redwood Management, LLC (the “Subsequent Redwood Debenture”), (f) 3,110,469 shares of common stock are issuable upon the conversion of interest accrued under the Subsequent Redwood Debenture, (g) 7,951,654 shares of common stock issuable upon conversion of the principal amount of the convertible debenture, dated March 5, 2015 issued to Redwood Management, LLC (the “Third Redwood Debenture”), (h) 954,198 shares of common stock are issuable upon the conversion of interest accrued under the Third Redwood Debenture, (i) 71,564,885 shares of common stock issuable upon conversion of the principal amount of the convertible debenture to be issued by the Company to Redwood Management, LLC (the “Fourth Redwood Debenture” together with the Initial Dominion Debenture, the Subsequent Dominion Debenture, the Subsequent Redwood Debenture, and the Third Redwood Debenture, the “Debentures”), and (j) 8,587,782 shares of common stock are issuable upon the conversion of interest accrued under the Fourth Redwood Debenture, and all of which will be sold by the selling security holders of the Company as defined and further described in the Company’s registration statement on Form S-1 (the “Registration Statement”) filed under the Securities Act.

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the State of Nevada.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; (ii) all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof; (iii) the Company issues the Fourth Redwood Debenture; and (iv) the Debentures and corresponding accrued interest and interest to be accrued under each such applicable debenture, are converted into Shares pursuant to the terms of such applicable debenture; we are of the opinion that the Shares to be issued will be legally issued, fully paid and nonassessable.

We hereby consent in writing to the reference to this firm under the caption “Interests of Named Experts and Counsel” in the Prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP